Exhibit 99.1

MEG Announces Purchase Agreement for 2,000 Units of D1,

BYD’s Custom Electric Ride-hailing Vehicle

-	MEG’s Qingdao Medici enters into a purchase agreement for an initial 2,000 units of model BYD D1
-	BYD D1 is the world’s first custom-built, all electric car specifically for ride-hailing with smart technology, safety, and comfort features for both drivers and passengers
-	Through the Didi Chuxing app, passengers can hail this customized online car in multiple cities

New York, December 28, 2020/PRNewswire/ - Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company") announces that its Mobile Energy Global (“MEG”) and its contracting entity Qingdao Chengyang Medici have signed an agreement with Meihao Chuxing, a joint venture between BYD and Didi, to purchase an initial 2,000 units of model BYD D1. The ride-hailing vehicles are intended for deployment in multiple cities within China, with deliveries expected to begin in H1 2021.

“The D1 is a very thoughtfully designed ride-hailing EV and is a culmination of the latest design and technology to bring drivers and their customers an enjoyable travel experience. We are very pleased to work with Meihao Chuxing and BYD to promote the sales of the D1,” said Alf Poor, Ideanomics CEO. “Supported by a viable government subsidy program, the proliferation of EVs in China is a testament to the value that public and private partnerships can bring to large scale global challenges. We look forward to developing these types of partnerships and the rollout of more innovative vehicles like the D1 to our taxi and ride-hailing customers.”

Meihao Chuxing (Hangzhou) Automobile Technology Co., Ltd. was established in 2019, though a 65/35 joint venture between BYD and Didi with BYD having controlling interest. Launched in November 2020, model BYD D1 was jointly developed by BYD and Didi as the world’s first custom-built, all electric car for ride-hailing. The vehicles feature L2 Assisted Driving system, are linked with a fleet management system that helps large fleet operators track and optimize operational status, real-time energy management, as well as a myriad of other safety and comfort features. BYD D1 is equipped with its latest Blade Battery (LFP chemistry) with a range of 418 km (260 miles) and can reach top speeds of 130 km/h (81 mph). Didi Chuxing is deploying and promoting the ride-hailing service in a number of Chinese cities. Passengers can order the customized ride-sharing service via the Didi app.

Please refer to the company’s 8-k filings for further material details of the agreement

About BYD

BYD Company Ltd. is one of China's largest privately owned enterprises. Since its inception in 1995, the company quickly developed solid expertise in rechargeable batteries and became a relentless advocate of sustainable development, successfully expanding its renewable energy solutions globally with operations in over 50 countries and regions. Its creation of a Zero Emissions Energy Ecosystem – comprising affordable solar power generation, reliable energy storage, and cutting-edge electrified transportation – has made it an industry leader in the energy and transportation sectors.

BYD is listed on the Hong Kong and Shenzhen Stock Exchanges. More information on the company can be found at www.byd.com.

About Ideanomics

Ideanomics is a global company focused on the convergence of financial services and industries experiencing technological disruption. Our Mobile Energy Global (MEG) division is a service provider that facilitates the adoption of electric vehicles by commercial fleet operators through offering vehicle procurement, finance and leasing, and energy management solutions under our innovative sales to financing to charging (S2F2C) business model. Ideanomics Capital is focused on disruptive fintech solutions for the financial services industry. Together, MEG and Ideanomics Capital provide our global customers and partners with leading technologies and services designed to improve transparency, efficiency, and accountability, and our shareholders with the opportunity to participate in high-potential, growth industries.

The company is headquartered in New York, NY, with offices in Beijing, Hangzhou, and Qingdao, and operations in the U.S., China, Ukraine, and Malaysia.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Ideanomics, Inc.

Tony Sklar, SVP of Investor Relations

1441 Broadway, Suite 5116 New York, NY 10018

ir@ideanomics.com

Valerie Christopherson / Lora Wilson

Global Results Communications (GRC)

+1 949 306 6476

valeriec@globalresultspr.com